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					      Exhibit 99.2

			EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT ("this AAgreement") entered into as of the 2 nd day of June, 1999, by and between Micros-to-Mainframes, Inc., a New York corporation ("MTM"), Pivot Technologies, Inc., a Delaware corporation with its principal place of business at 614 Corporate Way, Valley Cottage, New York 10989 (the "Company" or "Pivot") and collectively with MTM, the "Employer"), and Anthony Travaglini, residing at 14 Elliot's Alley, Valley Cottage, New York 10989 (the "Employee").


			  W I T N E S S E T H :

      WHEREAS, the Employee is currently engaged as the President of the Company;

      WHEREAS, the Company has entered into an agreement ("Merger Agreement") as of even date herewith with MTM, pursuant to which, among other things, the Company shall merge into a second-tier wholly-owned subsidiary of MTM (the "Merger"). Unless otherwise indicated, the "Company" as used herein shall include the surviving corporation of the Merger ("Merger Sub");

      WHEREAS, the Employer is desirous of engaging Employee and the Employee is desirous of being engaged by the Employer upon the terms and conditions contained herein;

      WHEREAS, the Company owns and develops remote network technology, provides services in connection therewith and is engaged in the development of new products and new procedures to enhance its business (collectively, the "Business"), and MTM sells computer hardware and software, designs and installs computer systems, provides computer consulting services and is engaged in the development of new products and new procedures to enhance its business;

      WHEREAS, MTM desires upon the consummation of the Merger that Employee shall serve as its Chief Technology Officer ("CTO") and in connection therewith have primary responsibility for the network and systems professional services component of MTM's and its subsidiaries business ("CTO Businesses") set forth in Schedule A hereto, as amended from time to time to reflect new acquisitions and/or the Employer entering into a new related business ("CTO Responsibilities");

      WHEREAS, the compensation to be paid to the Employee by the Employer is at least in part dependent upon profits which may accrue to the Employer through its ownership and/or operation of processes and procedures involving trade secrets and proprietary information relating to its business;

      WHEREAS, the Company and MTM are each engaged in a highly competitive business; and

      WHEREAS, the Employer must maintain its competitive position by protecting its inventions, trade secrets, patents, know-how, and proprietary information.

      NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

1.      Employment

       The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions set forth herein. The Employer shall determine on whose books and records Employee is recorded as an employee. However, the liabilities of MTM and the Company hereunder are joint and several.

2.      Term

       The term of this Agreement (the "Term") shall commence as of the effective time of the Merger (the "Commencement Date") and conclude at 5:00 p.m. on March 31, 2002, unless earlier terminated as provided herein ("Termination Date"); provided, however, that the term of this Agreement shall be automatically continued and extended for additional consecutive twelve month periods (each, an "Extension Period") commencing upon such termination date, unless, at least thirty (30) days before the date of termination of the initial term of this Agreement or of any such Extension Period, MTM shall give the Employee, or the Employee shall give MTM, a notice in writing electing to terminate this Agreement as of such termination date.

3.      Services To Be Rendered


       During the term of this Agreement, the Employee shall serve as CTO of MTM and President of the Company and shall perform such duties as are determined from time to time by the Employer's respective Board of Directors, provided, however, that such duties shall be generally consistent with such duties as are customarily performed by a senior executive officer of a corporation. Such job description shall not be deemed to be the sole responsibilities of Employee, which responsibilities shall be determined from time to time by the respective Employer's Board of Directors. Upon the consummation of the Merger, Employee acknowledges that he will assume the CTO Responsibilities for MTM and its subsidiaries as set forth in Schedule A. If requested by MTM's Board of Directors, Employee shall serve, in addition to its responsibilities hereof as CTO of MTM, as a senior executive officer of one or more other subsidiaries of the Company or MTM and shall, in the performance of such duties, comply with the policies of the Board of Directors of such subsidiary. Upon such appointment, such functions shall be included in Schedule A. If Employee shall be elected or appointed a director of the Company or any other subsidiary of MTM or a subsidiary of the Company during the term of this Agreement, he will serve in such capacity without further compensation, provided, however, that Employee shall be entitled to be reimbursed to the same extent as other directors thereof for expenses incurred in the performance of his duties as a director thereof. Employee shall also, without additional compensation other than reimbursement of reasonable expenses, serve on an advisory management committee reporting to MTM's Board of Directors ("Management Committee"). The Management Committee shall be comprised of Steven Rothman, Howard Pavony and Employee for such period of time such individuals are employed by MTM as senior executive officers. The Management Committee shall not have the right to establish policy or make strategic decisions, all of which are reserved to MTM's Board of Directors. Unless prevented by death or disability, the Employee shall devote his full business time, allowing for vacations and holidays, as set forth in Sections 5(e) and (f) hereof, and illnesses, exclusively to the business and affairs of the Employer and its respective subsidiaries, and shall use his best efforts, skill and abilities to promote its interests. Nothing herein contained shall be construed as preventing the Employee from purchasing securities in any publicly held entity which competes with the Company or MTM, if such purchases shall not result in his owning beneficially 2% or more of the equity securities of such company.

       Without limiting the foregoing, at all times during the
Term:

       (a) Employee shall serve as CTO of MTM and provide the services necessary to carry out the CTO Responsibilities and serve as the President of the Company and in connection with acting as President, shall be responsible for the day to day operations of the Company and report solely to the Company's Board of Directors or MTM's Chief Executive Officer, provided however that the Company shall not have an officer senior to Employee other than the individual then currently serving as CEO of MTM, to whom non-financial employees of the Company report;

      (b) Employer shall not appoint anyone other than Employee to perform CTO responsibilities without the consent of Employee. Employer and Employee agree that in the event MTM acquires another entity, that the parties hereto shall in good faith determine based on the CTO Responsibilities then being performed, which aspects of any such acquisition shall be encompassed in CTO Responsibilities;


      (c) In the event MTM's Chief Executive Officer and
Employee disagree as to a matter before the Management Committee or day to day operations of the Company, Employee shall have access to MTM's Board of Directors to set forth his position;

      (d) The Company shall have its own budget, developed by Employee and approved by the Board of Directors of MTM and the Company, with the right of such Board, or its designee, to modify or amend same after consultation with Employee from time to time;

      (e) The Management Committee (or the Chief Executive Officer and Employee, if the Board of Directors shall determine) shall review the budget for those areas included in the CTO Responsibilities, which budget may be accepted, modified or amended by the Board of Directors of MTM or its designee from time to time;

      (f) Employee shall primarily perform his duties in the Company's or MTM's Valley Cottage office for as long as network management service operations are conducted out of at least one of such facilities and to the extent not otherwise operated at such location, at MTM's or the Company's location where such services are primarily performed, provided such office is within 25 miles of the Valley Cottage, New York office and in the event none of the above are applicable and MTM's executive offices are located at MTM's current midtown Manhattan offices, out of MTM's midtown Manhattan office. Notwithstanding the above, Employee acknowledges and agrees that to the extent his services are required at a job site or an office of MTM or a subsidiary or division thereof other than Employee's primary base location at a time when Employee does not have other commitments with respect to his CTO Responsibilities, Employee shall spend as much time as is reasonably required at such locations to perform the necessary services required, provided such services are consistent with his responsibilities as a CTO.

      (g) Employee shall be a member of the Management
Committee.

       Each of the foregoing (a)- (g) shall be hereinafter referred to as a "Key Employment Term."

4.      Compensation

       For the services rendered hereunder, the Company shall pay and the Employee shall accept the following compensation:


      (a)(i) From the Commencement Date through March 31,
2000, the Employee shall receive a base annual salary based on an April 1 through March 31 Fiscal Year of $150,000; (ii)from April 1, 2000 through March 31, 2001, the Employee shall receive a base annual salary equal to $175,000; (iii) from April 1,2001 through the end of the Term, including any Extension Period, a base annual salary of $185,000.

      (b) The Employee shall be entitled to an annual non-cumulative bonus during the term hereof based upon the performance of the divisions and subsidiaries of MTM for which Employee has CTO Responsibilities and is performing such responsibilities ("CTO Businesses").

      (i) The performance goal for the period ending March
31, 2000 is $2,200,000 of Profits (determined on an annualized basis). Bonuses will be paid as provided herein if actual performance are at least equal to such goal, as may be adjusted below, for the period commencing on the Commencement Date and ending March
31, 2000, determined on an annualized basis. If the CTO Businesses' Profits are at least equal to the goal and below $2,500,000, the bonus will be $35,000 in cash and five year options (which options shall be subject to earlier termination upon Employee's termination of employment as provided in the MTM stock option plan), to acquire 20,000 shares of MTM
Common Stock at an exercise price equal to the Fair
Market Value, as defined below, of the MTM Common
Stock at the date following the date MTM's Profits for such fiscal year are released; in the event the CTO Businesses' Profits are equal to or greater than $2,500,000 and less than $2,750,000, Employee shall be entitled to a bonus of $55,000 in cash and five year options having terms identical to the above to acquire 40,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM Common Stock at the date following the date
MTM's Profits for such fiscal year are released; and in the event the CTO Businesses' Profits are equal to or greater than $2,750,000, Employee shall be entitled to a bonus of $70,000 in cash and five year options having terms identical to the above to acquire 55,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM Common Stock date following the date MTM's
Profits for such fiscal year are released. The aforementioned options, to the extent granted, shall vest 33-1/3% at the date of grant and fifty percent
(50%) of the remainder on each of the second and third anniversary thereof, subject to immediate vesting in the event the Employee terminates this Agreement for Good Reason, as defined below or the Company dismisses Employee for other than Cause.



      (ii) The performance goal for the period commencing
April 1, 2000 and ending March 31, 2001 ("Second
Year Performance Goal") is the greater of $2,500,000 of Profits, as adjusted below, and the actual amount of the CTO Businesses' Profits determined for purposes of (i) above, as adjusted below. Bonuses will be paid as provided herein if actual performance are at least equal to such goal, as may be adjusted below. for the period commencing on April 1, 2000 and ending March 31, 2001. If the CTO
Businesses' Profits are at least equal to the Second
Year Performance Goal and below the greater of $2,750,000 and the sum of $250,000 and the Second
Year Performance Goal, the bonus will be $40,000 in cash and five year options (which options shall be subject to earlier termination upon Employee's termination of employment as provided in the MTM stock option plan), to acquire 30,000 shares of MTM
Common Stock at an exercise price equal to the Fair
Market Value, as defined below, of the MTM Common
Stock at the date following the date MTM's Profits for such fiscal year are released; in the event the CTO Businesses' Profits are equal to the greater of $2,750,000,000 and the sum of $250,000 and the
Second Year Performance Goal but below the greater of $3,000,000 and the sum of $500,000 and the Second
Year Performance Bonus, Employee shall be entitled to a bonus of $60,000 in cash and five year options having terms identical to the above to acquire
45,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM
Common Stock at the  date following the date MTM's
Profits for such fiscal year are released; in the event the CTO Businesses' Profits are equal to the greater of $3,000,000 and the sum of $500,000 and the Second Year Performance Goal and below the greater of $3,250,000 and the sum of $750,000 and the Second Year Performance Goal, Employee shall be entitled to a bonus of $65,000 in cash and five year options having terms identical to the above to acquire 50,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM Common Stock at the date following the date
MTM's Profits for such fiscal year are released; and in the event the CTO Businesses' Profits are equal to or greater than the greater of $3,250,000 and the sum of $750,000 and the Second Year Performance
Goal, Employee shall be entitled to a bonus of $70,000 in cash and five year options having terms identical to the above to acquire 60,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM Common Stock date following the date MTM's Profits for such fiscal year are released. The aforementioned options, to the extent granted, shall vest 33-1/3% at the date of grant and fifty percent (50%) of the remainder on each of the second and third anniversary thereof, subject to immediate vesting in the event the Employee terminates this Agreement for Good Reason, as defined below or the Company dismisses Employee for other than Cause.


(iii) The performance goal for the period commencing
April 1, 2001 and ending March 31, 2002 ("Third Year
Performance Goal") is the greater of $3,000,000 of Profits, as adjusted below, and the actual amount of the CTO Businesses' Profits determined for purposes of (ii) above. Bonuses will be paid as provided herein if actual performance are at least equal to such goal, as may be adjusted below. for the period commencing on April 1, 2001 and ending
March 31, 2002. If the CTO Businesses' Profits are at least equal to the Third Year Performance Goal and below the greater of $3,500,000 and the sum of $500,000 and the Third Year Performance Goal, the bonus will be $65,000 in cash and five year options
(which options shall be subject to earlier termination upon Employee's termination of employment as provided in the MTM stock option plan), to acquire 50,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value, as defined below, of the MTM Common Stock at the date following the date MTM's Profits for such fiscal year are released; in the event the CTO
Businesses' Profits are equal to the greater of $3,500,000, and the sum of $500,000 and the Third
Year Performance Goal but below the greater of $3,750,000 and the sum of $750,000 and the Third
Year Performance Bonus, Employee shall be entitled to a bonus of $70,000 in cash and five year options having terms identical to the above to acquire
60,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM
Common Stock at the  date following the date MTM's
Profits for such fiscal year are released; in the event the CTO Businesses' Profits are equal to the greater of $3,750,000 and the sum of $750,000 and the Third Year Performance Goal and below the greater of the greater of $4,000,000 and the sum of $1,000,000 and the Third Year Performance Goal,
Employee shall be entitled to a bonus of $75,000 in cash and five year options having terms identical to the above to acquire 65,000 shares of MTM Common
Stock at an exercise price equal to the Fair Market
Value of the MTM Common Stock at the date following the date MTM's Profits for such fiscal year are released; and in the event the CTO Businesses'
Profits are equal to or greater than $4,000,000 and the sum of $1,000,000 and the Third Year Performance
Goal, Employee shall be entitled to a bonus of $85,000 in cash and five year options having terms identical to the above to acquire 70,000 shares of MTM Common Stock at an exercise price equal to the Fair Market Value of the MTM Common Stock date following the date MTM's Profits for such fiscal year are released. The aforementioned options, to the extent granted, shall vest 33-1/3% at the date of grant and fifty percent (50%) of the remainder on each of the second and third anniversary thereof, subject to immediate vesting in the event the Employee terminates this Agreement for Good Reason, as defined below or the Company dismisses Employee for other than Cause.

(iv) The performance goal for any Extension Period shall be the same as set forth in (iii) above except that the term Third Year Performance Goal shall refer to the greater of the actual amount of CTO
Businesses/ Profits, as adjusted below for the previous Fiscal Year and $3,000,000.


      Profits shall mean the CTO Businesses' pre-tax earnings without giving effect to any tax loss carryforward, and determined in accordance with generally accepted accounting principles. Profits shall be determined in good faith by MTM's chief financial officer, within 90 days after the end of the applicable fiscal year. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge that (X) corporate overhead (including, but not limited to, (i) compensation payable to MTM's corporate officers and support staff providing services directly or indirectly to the CTO Businesses, but excluding warehouse facilities and related expenses to the extent such facilities do not house Merger Sub inventory, (ii) legal and accounting fees not attributable to any specific division or subsidiary of MTM, and (iii) corporate office expenses shall be allocated among MTM, its divisions and subsidiaries based on the gross revenues attributable to each, and shall be an item of deduction in computing Profits and (Y) earnings shall be computed without giving effect to extraordinary items of income and expense determined in accordance with generally accepted accounting principles. In the event a new CTO Business is added during any Term year, the performance goal and the trigger points for increased bonuses shall be adjusted in good faith by the Chief Executive Officer of MTM and Employee, subject to the right of MTM's Board of Directors to establish in good faith such new performance goals and trigger points, to reflect the amount of income earned by such new entity (on an annualized basis) for the year ending on the day prior to acquisition or the previous year, if greater. It is the intention of the parties hereto that Employee be rewarded for any appreciation over such entities base business. Within sixty (60) days after such acquisition, MTM's chief financial officer shall give Employee written notice of the revised bonus goals.

     Fair Market Value shall be shall be determined by MTM's Board of Directors in good faith, provided, however, if the shares of MTM Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price as reported by such exchange or market or, if no such closing price is reported, the average of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the last day of the applicable measuring period, or, if there is no closing price or bid or asked price on that day, the closing price or average of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available.

      (c) The Employee's salary shall be payable subject to such deductions as are then required by law and such further deductions as may be agreed to by the Employee, in accordance with the Company's prevailing salary payroll practices.

       5.      Benefits and Expenses

      (a) The Employee shall be entitled to participate, subject to customary eligibility requirements, in all fringe benefits customarily granted or made available to an executive officer of MTM. The Employee shall be entitled to participate, subject to customary eligibility requirements, in all fringe benefits customarily granted or made available to a senior executive officer of the surviving corporation or MTM, other than to the extent made available to Howard Pavony and Steven Rothman and not to other executives of the surviving corporation or MTM, such as medical, disability, hospital and health insurance plans, and profit sharing and pension plans, life insurance and other plans, if any.


      (b) In the event that the Employee's employment by the Company is terminated for any reason, the Employee shall have the right to purchase from the Company any insurance policies on his life owned by the Company for a price equal to the cash surrender value of the policies at the date of such termination, plus prepaid premiums, if any. The right to purchase such life insurance policies shall be exercised by the Employee by written notice to the Company not less than thirty (30) days after the date of such termination of employment, and the purchase price for such policies shall be paid by the Employee to the Company simultaneously with such written notice. The Company and any successor thereto agree to maintain, provided Employee is insurable, $50,000 of term life insurance on the life of Employee.

      (c) During the term of this Agreement, the Company shall, upon presentation of proper vouchers, also reimburse the Employee for all reasonable expenses incurred by him directly in connection with his performance of services as an officer and employee of the Company.

      (d)     The Employer shall pay Employee an additional
$500 per month for the remainder of the Term hereof on the first day of each month thereof, as a non-accountable car allowance. The Employer shall not be responsible for insurance for said car nor any other expenses associated with such car. Any income taxes resulting from the payment of such allowance shall be the responsibility of the Employee.

     (e) The Employee shall be entitled to four (4) weeks of vacation per annum each full Term year (proportionately reduced for any year of the Term ending prior to twelve (12) months after the end of the previous term year, provided that the Employee shall not take more than two consecutive weeks of vacation during any calendar year. To the extent the Company or its successor has a sick/personal day policy, the vacation set forth above shall be independent thereof.

      (f) The Employee shall receive as paid days off all holidays that the Company, pursuant to established policy, recognizes and observes.

      6.      Disability; Death; Termination for Cause


      (a) If, during the term of this Agreement, the Employee becomes so disabled or incapacitated by reason of any physical or mental illness so as to be unable to perform the services required of him pursuant to this Agreement for a continuous period of ninety (90) days, then this Agreement shall terminate at the end of such ninety (90) day period, provided that during such period, the Employee shall be paid the full salary, benefits, and expenses otherwise payable to him as set forth above, less the amount paid to the Employee from mandatory disability insurance for the period of such illness or incapacity. This agreement shall also terminate upon and as of the date of death of the Employee at any time during the term of this Agreement. Upon termination of this Agreement due to death or disability, Employee (or his estate) shall be entitled to payment of a bonus pursuant to Section 4(b) computed through the date of death or disability. The performance goal shall be proportionally reduced in such case. Other than the payment of such bonus, no further payments of compensation shall be required hereunder.

      (b) The employment of Employee may be terminated by the Company for Cause. Such termination for Cause shall be effective immediately upon delivery of written notice to the Employee setting forth the reason or reasons for such termination. Upon the termination of this Agreement in accordance herewith, the Employer shall not be obligated to make any further payments of compensation hereunder (including accrued bonuses)to the Employee. Termination for Cause or, except as provided below, by reason of disability shall not relieve Employee of its covenants to the Employer set forth herein, which covenants shall survive such termination. In the event this Agreement is terminated as a result of Employee's disability, the covenant set forth in
Section 7(a) hereof shall be of no force and effect upon Employee giving the Company four (4) week written notice that he is no longer disabled and the Company (or a successor or assign) not offering to rehire Employee upon substantially the same terms and conditions set forth herein.

      For purposes hereof, "Cause" shall mean (i) acts and/or omissions, or a course of conduct, of Employee, that constitute gross negligence or willful neglect, (ii) drug or alcohol abuse,
(iii) conviction of a felony, other than traffic offenses which do not bring the Employee or Company into disgrace or disrepute, or (iv) any act of embezzlement, conversion of goods or services, or fraud with respect to the Company.

      In the event the Company dismisses Employee for other than Cause or Employee terminates this Agreement for Good Reason, Employee shall be entitled to receive (i) his base compensation for twelve months, without offset or deduction, and (ii) bonus owing through the date of termination for the year in which termination occurs calculated in accordance with Section 4(h) (with proportionately reduced performance goals and bonus amounts). Termination by the Employee with Good Reason shall not relieve Employee of his covenants to the Company set forth herein, which covenants shall survive such termination.

      For purposes hereof, "Good Reason" shall mean: (i) a material reduction in Employee's duties or authority at a time when Employee is not in material default hereof; (ii) the breach of a Key Employment Term at a time when Employee is not in material breach hereof; or (iii) a material breach by the Employer of this Agreement which is not cured within twenty (20) days of giving written notice thereof, provided Employee is not then in material breach hereof ("Employer Breach"). Termination as a result of an Employer Breach shall not relieve Employee of his covenants to the Employer set forth herein, which covenants shall survive such termination.


      7. Covenants and Restrictions. The Employee covenants that, except in carrying out his duties hereunder, during the term of his employment and for a period of eighteen (18) months following the date of termination of employment hereunder (or such longer or lesser period specifically provided herein upon the happening of certain specified events. Where the time is so extended or shortened in (a) below with respect to any activity, except as specifically provided in subsections (a) through (e) of this Section 7, the non-competition period for each such subsection shall be increased or decreased with respect to such activity to the shorter or longer period referred to in (a)):


      (a) Employee will not, directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, serve (in any capacity whatsoever, including, without limitation, as an employee, consultant, advisor, agent, independent contractor, officer or director) or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any business, firm, corporation, partnership or other entity (collectively referred to herein as a "Person") that engages in, or assists others in engaging in or conducting any business, which deals, directly or indirectly, in products or services competitive with the Employer's product line or services (provided, however, (i) such non competition will be limited to twelve (12) months with respect to the above to the extent it does not substantially constitute a total solution network and systems management services and (ii) such non competition will be increased to twenty four (24) months in the event the Employee terminates this Agreement for Good Reason or Employer dismisses Employee for other than Cause with respect to any activity to the extent it substantially competes with or constitutes the development or operation of a total solution network management service.) Nothing set forth above shall be deemed to prohibit Employee from owning or acquiring securities issued by any corporation whose securities are listed with a national securities exchange or are traded in the over-the-counter market, provided that Employee at no time owns, directly or indirectly, beneficially or otherwise, two (2%) percent or more of any class of any such corporation's outstanding capital stock). For purposes of this Section 7, an Employee shall not be deemed to be competing with the Employer if the Employee performs network management services as an employee of a corporation, provided such corporation does not directly or indirectly compete with the Employer, or has become a client of the Employer after the date hereof and prior to Employee's termination of employment ("Permitted Alternative Employment"). In the event the Term is not extended by reason of the Company not agreeing to continue employment of the Employee upon the terms set forth above, the 18 month non-compete period for purposes of this subsection (a) shall be reduced to twelve (12) months. This subparagraph (a) in no way limits Employee's prohibition from soliciting any of the Company's or its subsidiaries' customers for the full 18 month period of the non compete.

      (b)     Except as specifically provided in this
subsection (b), notwithstanding anything contained in subsection
(a) above, Employee will not knowingly provide or solicit to provide to any Person or individual, except for any Permitted Alternative Employment, (i) any goods or services which are competitive with those provided by the Employer or which would be competitive with the goods or services that the Employer has planned to provide, or (ii) any goods or services to any customer of the Employer. The term "customer" shall mean any Person or individual to whom the Employer has provided goods or services within the twelve (12) month period prior to the termination of Employee's employment hereunder. Notwithstanding anything herein to the contrary, no limitation shall be imposed on Employee hereunder with respect to any goods and services that the Employer has planned to provide and which are not actually being provided at the time of the termination of Employee's employment hereunder and which are not actually provided within six (6) months following the termination of Employee's employment hereunder. The term "Employer" for purposes of this subsection
(b) shall mean entities with respect to which Employee has CTO
Responsibilities.

      (c) Without limiting Section 8 hereof, Employee agrees that he shall not divulge to others, nor shall he use to the detriment of the Employer or in any business or process of manufacture competitive with or similar to any technology, business or process of manufacture engaged in by the Employer or any of its subsidiary or affiliated companies, at any time during his employment with the Employer or thereafter, any confidential or trade secret information obtained by him during the course of his employment with the Employer relating to technology, sales, salesmen, sales volume or strategy, customers, formulas, processes, methods, machines, manufactures, compositions, ideas, improvements or inventions belonging to or relating to the business of the Employer, or its subsidiary or affiliated companies.


      (d) Employee will neither solicit, hire or seek to solicit or hire any of the Employer's personnel in any capacity whatsoever nor shall Employee induce or attempt to induce any of the Employer's personnel to leave the employ of the Employer to work for Employee or otherwise. Notwithstanding the above, if Employee's employment is terminated by Employee for Good Reason or Employer terminates such employment without Cause, Employee may solicit, hire or seek Alan McCabe and/or Robert Cann to perform services for Employee or a company with which he is affiliated, provided, however, that such services in no way violates the aforementioned persons' respective non-compete under their respective employment agreements with the Company.

       (e) Employee acknowledges that his breach of any of the restrictive covenants contained in this Section 7 may cause irreparable damage to the Employer for which remedies at law would be inadequate. Accordingly, if Employee breaches or threatens to breach any of the provisions of this Section 7, the Employer, or a member thereof, shall be entitled to appropriate injunctive relief, including, without limitation, preliminary and permanent injunctions, in any court of competent jurisdiction, restraining Employee from taking any action prohibited hereby. This remedy shall be in addition to all other remedies available to the Employer at law or equity. If any portion of this Section 7 is adjudicated to be invalid or unenforceable, this Section 7 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 7 in the jurisdiction in which such adjudication is made.


       8.      Proprietary Property.


       (a)     The Employee agrees that any and all
inventions or improvements as well as any and all ideas, creations, know-how and methods of applying and putting into practice any inventions or improvements (all of the foregoing being hereinafter called "Proprietary Property" and being more fully defined in subparagraph (b) below) that are created, developed, conceived of or discovered either (i) by the Employee (solely or jointly with others) either in the course of his employment, on the Employer's time, with the Employer's materials or facilities, relating to any subject matter with which his work for the Employer is or may be concerned, or relating to any business in which the Employer or any of its subsidiaries or affiliated companies is involved, or (ii) by or for the Employer, or (iii) by any independent individual or Person and thereafter acquired by the Employer, and which are within the Employee's knowledge or possession in the case of (i) above or that come into the Employee's knowledge or possession during and in the course of the Employee's employment hereunder in the case of (ii) or (iii) above, shall be, if created, developed, conceived of or discovered by the Employee, promptly disclosed to the Employer, or shall be, if otherwise developed or acquired by the Employer, received by the Employee as an employee of the Employer and not in any way for his own benefit. Employee shall neither have nor obtain any right, title or interest in or to such Proprietary Property unless and until the Employer shall expressly and in writing waive the rights that it has therein and thereto under the provisions of this sentence. With respect to any and all Proprietary Property that is invented, created, written, developed, furnished or produced by the Employee, or suggested by the Employee to the Employer, during the term of the Employee's employment under this Agreement, Employee does hereby agree that all such Proprietary Property shall be the exclusive property of the Employer, and that the Employee shall neither have nor retain any right, title or interest, of any kind therein and thereto or in and to any results or proceeds therefrom. At any time, whether during or after the term of this Agreement, the Employee will, upon the request and at the expense of the Employer, (A) obtain patents or copyrights on, or (B) permit the Employer to patent or copyright, any such Proprietary Property, whichever (A) or (B) is appropriate, and/or (C) execute, acknowledge and deliver any and all assignments, instruments of transfer, or other documents, that the Employer deems necessary or appropriate to transfer to and vest in the Employer all right, title and interest in and to such Proprietary Property and to evidence the Employer's ownership of such Proprietary Property, including, without limitation, taking all steps necessary to enable the Employer to publish or protect said Proprietary Property by patents or otherwise in any and all countries and to render all such assistance as the Employer may require in any patent office proceeding or litigation involving said Proprietary Property. The Employee shall not, without limitation as to time or place, use any Proprietary Property except on Employer business, during or after his period of employment, nor disclose the same to any other Person or individual except for disclosure on Employer business or as may be required by law.

      (b)     As used in this Agreement, "Proprietary
Property" means proprietary technical information not generally known in the Employer's industry and which is disclosed to Employee or known or developed by Employee as a consequence of or through his employment with the Employer.

      (c) During or subsequent to the Employee's employment by Employer, Employee will never, directly or indirectly, lecture upon, publish articles concerning, use, disseminate, disclose, sell or offer for sale any Proprietary Property without the Employer's prior written permission.

      9.      Prior Agreements

Employee represents that he is not now under any written agreement, nor has he previously, at any time, entered into any written agreement with any person, firm or corporation, which would or could in any manner preclude or prevent him from giving freely and the Employer receiving the exclusive benefit of his services.

      10. Miscellaneous


      (a) This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and upon the Employee, his heirs, executors, administrators, legatees and legal representatives. Employee acknowledges that in the event of the Merger, this Agreement shall be become the obligation of the surviving corporation and Employee shall continue to be bound by the terms hereof.

      (b) Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

     (c) This Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and performed in such State without application to the principles of conflicts of laws.

     (d) This Agreement and all rights hereunder are personal to the Employee and shall not be assignable, and any purported assignment in violation thereof shall be null and void.
 Any person, firm or corporation succeeding to the business of the Employer by merger, consolidation, purchase of assets or otherwise, shall assume by contract or operation of law the obligations of the Employer hereunder; provided, however, that the Employer shall, notwithstanding such assumption and/or assignment, remain liable and responsible for the fulfillment of the terms and conditions of the Agreement on the part of the Employer to the extent the Employer is surviving. In the event MTM spins-off Pivot, or a corporation of which Pivot is a wholly-owned subsidiary, to MTM's stockholders, this Agreement shall not be terminated and deemed continued as if the Employer was the corporation being spun-off and Pivot, to the extent it is not the spun-off entity.


      (e) This Agreement, and the Merger Agreement (to the extent applicable) constitutes the entire agreement between the parties hereto with respect to the terms and conditions of the Employee's employment by the Company, as distinguished from any other contractual arrangements between the parties pertaining to or arising out of their relationship, and this Agreement and the Merger Agreement, to the extent applicable, supersedes and renders null and void any and all other prior oral or written agreements, understandings, or commitments pertaining to the Employee's employment by the Company, including, without limitations that certain Employment Agreement dated May 18, 1998.
 No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

      (f) Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if delivered in person or if addressed and sent by certified mail, return receipt requested, to the parties at the addresses set forth above, or at such other place that either party may designate by notice in the foregoing manner to the other.

      (g) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect.
 No waiver of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

      (h) The heading of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Micros to Mainframes, Inc.                   PIVOT TECHNOLOGIES, INC.

By:/s/ Steve Rothman                         /s/ Anthony Travaglini

					     /s/ Anthony Travaglini